UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

ALPHA-EN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12885	95-4622429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Wells Avenue, 2nd Floor

Yonkers, New York 10701

(Address of Principal Executive Offices)

(914) 418-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2020, EisnerAmper LLP (“EisnerAmper”) resigned as the independent registered public accounting firm (the “Resignation”) of alpha-En Corporation (the “Company”).

On June 3, 2020, in connection with the Resignation, the Board of Directors (the “Board”) of the Company appointed Berkower LLC (“Berkower”) as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

During the two most recent fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period from January 1, 2019 through June 3, 2020, neither the Company nor anyone on its behalf consulted Berkower regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Berkower concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA-EN CORPORATION

Date: June 12, 2020	By:	/s/ Sam Pitroda
Sam Pitroda
Chief Executive Officer